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                                                                       Exhibit 5


                                SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                           ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60603
                            TELEPHONE 312: 853-7000
                            FACSIMILE 312: 853-7036

                                March 24, 1999



Tribune Company
435 North Michigan Avenue
Chicago, Illinois  60611

     Re: Registration Statement on Form S-3 $1,500,000,000 Aggregate Initial Public Offering Price of Debt Securities and Warrants to Purchase Debt Securities

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Tribune Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $1,500,000,000 aggregate initial public offering price of the Company's (i) debt securities (the "Debt Securities"), which may be unsecured senior debt securities (the "Senior Debt Securities") and/or unsecured subordinated debt securities (the "Subordinated Debt Securities"), and (ii) warrants to purchase Debt Securities (the "Warrants"). Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities are to be issued under the Indenture dated as of January 1, 1997 (the "Senior Indenture") between the Company and Bank of Montreal Trust Company, as trustee; and the Subordinated Debt Securities are to be issued under an Indenture (the "Subordinated Indenture") to be entered into between the Company and Bank of Montreal, as trustee (the "Subordinated Trustee"), substantially in the form being filed as Exhibit 4.2 to the Registration Statement. Any Warrants are to be issued under a Warrant Agreement, the form of which is being incorporated by reference as Exhibit 4.3 to the Registration Statement (a "Warrant Agreement").

          In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed thereto. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.
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SIDLEY & AUSTIN                                                          CHICAGO



Tribune Company
March 24, 1999
Page 2

          Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

          1. Each series of Senior Debt Securities will be legally issued and binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement (including any pricing supplement) with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof (the "Company Board") shall have duly adopted final resolutions authorizing the issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement and the Senior Indenture; and (iv) such series of Senior Debt Securities shall have been duly executed and authenticated as provided in the Senior Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          2.   Each series of Subordinated Debt Securities will be legally issued and binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture
     (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Subordinated Trustee; (ii) a prospectus supplement (including any pricing supplement) with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with Rule 424 under the Securities Act; (iii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement and the Subordinated Indenture; and (iv) such series of Subordinated Debt Securities shall have been duly executed and authenticated as provided in the Subordinated Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
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SIDLEY & AUSTIN                                                          CHICAGO


Tribune Company
March 24, 1999
Page 3

          3. Each series of Warrants will be legally issued and binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants shall have been filed with the SEC in compliance with Rule 424 under the Securities Act; (iii) a Warrant Agreement relating to such issue of Warrants, substantially in the form filed as an exhibit to the Registration Statement, shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent (as defined in such Warrant Agreement); (iv) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such issue of Warrants as contemplated by the Registration Statement and such Warrant Agreement; and (v) such series of Warrants shall have been duly executed by the Company and countersigned by the Warrant Agreement in accordance with such Warrant Agreement and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Senior Debt Securities, each series of Subordinated Debt Securities or each issue of Warrants, as the case may be: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (ii) in the case of the issue of Senior Debt Securities or Subordinated Debt Securities, the Senior Indenture or form of Subordinated Debt Indenture, as the case may be, will not have been modified or amended; (iii) in the case of the issue of Warrants, the terms and conditions of such Warrants and the related Warrant Agreement will be as expressly contemplated by the Registration Statement; and (iv) the Company's Certificate of Incorporation and By-laws, as currently in effect, will not have been modified or amended and will be in full force and effect.

          This opinion letter is limited to the General Corporation Law of the State of Delaware, the laws of the State of Illinois and the federal laws of the United States of America. For purposes of this opinion letter, we have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.
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SIDLEY & AUSTIN                                                          CHICAGO


Tribune Company
March 24, 1999
Page 4

          We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to sales of the Senior Debt Securities, the Subordinated Debt Securities or the Warrants.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to our firm included under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC thereunder.

                                    Very truly yours,

                                    /s/ Sidley & Austin